FOR IMMEDIATE RELEASE                                NEWS RELEASE

CONTACT:
Linda Vande Vrede                                    Werner Dreesbach
Public Relations                                     Managing Director
VIASOFT, Inc.                                        R&O Software-Technik GmbH
(602) 952-0050 x1309                                 +49 89 28 66 82 66
linda_vande_vrede@viasoft.com                        100013.3153@compuserve.com


                          VIASOFT ENTERS INTO AGREEMENT
                      TO ACQUIRE R&O SOFTWARE-TECHNIK GmbH

Phoenix, AZ (Nov. 11, 1996) -- VIASOFT, Inc. (Nasdaq NM: VIAS), a leading provider of business solutions to help companies manage and evolve their information assets, and Rottger & Osterberg Software-Technik GmbH ("R&O"), a leading provider of client/server repository technology, today announced they have signed an agreement for VIASOFT to acquire R&O, a privately held company headquartered in Munich, Germany.

Terms of the Agreement
Under the agreement, VIASOFT will acquire all of the outstanding shares of R&O for a purchase price of approximately $29.3 million, to be paid through a combination of cash and VIASOFT Common Stock. In addition, VIASOFT will assume certain debt of approximately $4.0 million. The agreement also provides for earn-out payments of up to $4 million to be made if R&O meets established revenue targets between closing and June 30, 1997.

The transaction is subject, among other conditions, to completion of VIASOFT's due diligence review and the approval of VIASOFT's Board of Directors. The transaction is expected to close during the second quarter of fiscal 1997 and will be accounted for under the purchase method. VIASOFT anticipates allocating a substantial portion of the purchase price to acquired in-process technology, resulting in a significant charge to the Company's operations in the quarter in which the transaction is completed.

About R&O
R&O Software-Technik GmbH is headquartered in Munich, Germany, with additional offices in Germany, the United States and the United Kingdom. The company has 115 employees and was founded in 1979 with the vision of increasing the productivity and quality of customers' information
                                     -more-

VIASOFT to Acquire R&O.../2


processing efforts. R&O serves Global 5000 customers, and has worldwide offices and distributors on 5 continents and in 20 countries. For more information on R&O, please visit the company's World Wide Web site at http://www.rochade.com.

About VIASOFT
VIASOFT is a leading provider of business solutions, consisting of integrated technology and specialized professional consulting services, designed to enable customers worldwide to cost effectively manage and automate the evolution of their enterprise applications. Headquartered in Phoenix, Arizona, VIASOFT provides sales and services through regional offices in the U.S. and a network of subsidiaries and distributors internationally. For more information on
VIASOFT,    please    visit   the    company's    World   Wide   Web   site   at
http://www.viasoft.com.

                                       ###

--------------------------------------------------------------------------------
   The statements made in this press release that are not historical facts contain forward-looking information that involves risks and uncertainties. Important factors that may cause actual results to differ include, but are not limited to, risks associated with technology development and commercialization, market demand and acceptance, the impact of competitive products and services, the Company's ability to manage growth and to successfully complete and manage acquisitions of technology or businesses, the effect of economic and business conditions including risks inherent in international operations and other risks detailed from time to time in the Company's Securities and Exchange Commission filings.

FOR IMMEDIATE RELEASE
                                                   CONTACT:
                                                   Linda Vande Vrede
                                                   Public Relations
                                                   Viasoft, Inc.
                                                   (602) 952-0050 x1309
                                                   linda_vande_vrede@viasoft.com

                        VIASOFT COMPLETES ACQUISITION OF
                            R&O SOFTWARE-TECHNIK GmbH

                  Move Adds Leading Client/Server Repository to
               Viasoft's Solutions for Managing the Business of IT

         Phoenix, AZ (Dec. 5, 1996) -- Viasoft, Inc. (Nasdaq NM: VIAS), a leading provider of business solutions to help companies manage and evolve their information assets, today announced it has completed the acquisition of Rottger & Osterberg Software-Technik GmbH ("R&O"), a leading provider of client/server repository technology headquartered in Munich, Germany.
         The acquisition is part of Viasoft's corporate strategy to provide technology and services to help IT (Information Technology) organizations better manage their evolving information assets. It brings together industry-acclaimed leaders in repository technology and systems re-engineering. Together, Viasoft and R&O will deliver powerful, integrated solutions designed to maximize the development, maintenance and evolution of systems more effectively and at lower cost and risk.

Synergy of Corporate Missions
         "Managing the business of Information Technology has become more difficult than ever," said Viasoft's President and CEO, Steven D. Whiteman. "Corporations increasingly demand that their IT departments effectively support business objectives in a very dynamic environment. The acquisition of R&O will further our ability to assist IT organizations in the effective management of information assets, whether it be implementing a data warehouse, solving the Year 2000 problem, or transitioning existing applications to new platforms.
         "Just as important, it will expand our international presence and provide us with excellent research and development expertise in repository offerings," added Whiteman.

Leading Client/Server Repository
         As part of its corporate strategy, Viasoft plans to continue to develop and enhance R&O's Rochade repository technology. Noted Michael A. Wolf, Viasoft's Executive Vice President and Chief Technology Officer, "R&O has earned a worldwide reputation for excellence in client/server repository
                                     -more-

Viasoft Completes Acquisition of R&O.../2


technology and repository-based solutions. Rochade is an industry leader with a proven, scalable enterprise client/server repository, and will be a great addition to our solution set. Not only will our primary development objective be to maintain that leadership position, but also to bring Rochade to new technological heights."
         "We are pleased to become an integral part of a very successful software organization that has developed strong distribution channels along with solid development, sales and marketing capabilities," said Werner Dreesbach, one of R&O's Managing Directors.
         "This is a great opportunity for our customers and employees alike," noted Christoph Rottger, the other Managing Director. "This integration will expand the use of Rochade technology around the world."

Repository Overview
         Rochade is a specialized database of information designed to capture, manage, disseminate, and reuse knowledge about IT systems and activities. It provides a unified, open method for viewing and sharing information about systems, tools, techniques and processes across platforms that is easily accessible to a broad range of users. It allows users to search, query and report on corporate data as they need it. Taking full advantage of leading-edge technologies, Rochade maximizes flexibility, performance and scalability in the delivery of information management solutions.

Terms of the Agreement
         VIASOFT paid $10.8 million in cash and issued approximately 425,000 shares of Common Stock to the selling stockholders for the purchase of all of the outstanding shares of R&O and assumed debt of approximately $4.0 million. Earn-out payments of up to $4.0 million will be made if R&O meets established revenue targets between December 31, 1996 and June 30, 1997. The acquisition will be accounted for under the purchase method and VIASOFT anticipates allocating a substantial portion of the purchase price to acquired in-process technology, resulting in a significant charge to the Company's operations in the quarter ending December 31, 1996.
         VIASOFT is a leading provider of business solutions, consisting of integrated technology and specialized professional consulting services, designed to enable customers worldwide to cost effectively manage and automate the evolution of their enterprise applications. Headquartered in Phoenix, Arizona, VIASOFT provides sales and services through regional offices in the U.S. and a network of subsidiaries and distributors internationally.
                                     -more-

Viasoft Completes Acquisition of R&O.../3


         For more information on VIASOFT, please visit the company's World Wide Web site at http://www.viasoft.com.

                                       ###

Rochade is a trademark of Rottger & Osterberg Software-Technik GmbH.

--------------------------------------------------------------------------------
   The statements made in this press release that are not historical facts contain forward-looking information that involves risks and uncertainties. Important factors that may cause actual results to differ include, but are not limited to, risks associated with technology development and commercialization, market demand and acceptance, the impact of competitive products and services, the Company's ability to manage growth and to successfully complete and manage acquisitions of technology or businesses, the effect of economic and business conditions including risks inherent in international operations and other risks detailed from time to time in the Company's Securities and Exchange Commission filings.